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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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

                                                                                           Three Months Ended
                                                                                              September 30,
                                                                                       --------------------------
                                                                                             1997            1996
                                                                                       ----------      ----------
PRIMARY:
Average shares outstanding                                                              7,784,026       6,223,029
      Net effect of dilutive stock options and warrants
      -- based on the treasury stock method using
      average market price                                                                288,025         265,123
                                                                                       ----------      ----------
         TOTAL                                                                          8,072,051       6,488,192
                                                                                       ==========      ==========
Net income                                                                             $  638,000      $  478,000
                                                                                       ==========      ==========
Per share amount                                                                       $      .08      $      .08
                                                                                       ==========      ==========

FULLY DILUTED:
Average shares outstanding                                                              7,784,026       6,223,029
      Net effect of dilutive stock options and warrants
      -- based on the treasury stock method using the
      higher of ending or average market price                                            340,543         265,163
                                                                                       ----------      ----------
         TOTAL                                                                          8,124,569       6,488,192
                                                                                       ==========      ==========
Net income                                                                             $  638,000      $  487,000
                                                                                       ==========      ==========
Per share amount                                                                       $      .08      $      .08
                                                                                       ==========      ==========
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